Exhibit 99.1

Contact:       John Van Blaricum
913.307.1017

Mediware Finalizes Acquisition of Strategic Healthcare Group

Addition of consulting, education and data resources expands Mediware’s blood management solution capabilities and opens new opportunities for growth.

Announced on August 6, 2012, Mediware plans to leverage SHG’s deep clinical consulting expertise, prestigious customer relationships and blood management comparative data to expand and further enhance the company’s position as the leading provider of blood management solutions. Key SHG products and services include the Strategic Blood Management™ System and a suite of informatics tools including the BloodStat® Multidimensional Analytics database. SHG was founded in 2006 by CEO Timothy Hannon, MD, MBA, who will continue to lead the strategic direction for the business.

“Mediware has a strong commitment to providing solutions that improve blood management in hospitals and blood centers, and we have world-class software products that enable this vision,” said Thomas Mann, Mediware’s president and chief executive officer. “By acquiring SHG, we have added specific expertise to help organizations implement change programs to improve blood management. These programs can lead to higher standards of care and improved outcomes, but also improve blood utilization and lower costs. We believe the combination of SHG’s products and expertise, with our software and large base of prestigious hospital customers, will enhance our overall market position and provide additional growth opportunities.”

SHG’s Strategic Blood Management™ System is an end-to-end consulting and information technology solution designed to sustainably improve blood utilization in hospitals of every size and complexity. SHG’s strategy leverages experienced clinicians to help customers identify and implement large scale change initiatives. Customers implementing these programs also have access to SHG’s robust informatics suite that incorporates learning management, knowledge management and data management. These include the Blood Management University®, Blood Management Exchange®, and BloodStat® Multidimensional Analytics products.

Mediware plans to maintain Strategic Healthcare Group as a wholly owned subsidiary based out of its current facility in Indianapolis. Read more online at www.bloodmanagement.com or request information at http://www.mediware.com/contactus.

About Mediware
Mediware delivers interoperable, best-of-breed software systems that improve efficiencies and address safety concerns, enabling healthcare organizations to improve care processes while decreasing costs. Core Mediware solutions include blood management technologies for hospitals and blood centers; cell therapy solutions for cord blood banks, cancer treatment centers and research facilities; medication management solutions for hospitals, behavioral health facilities, infusion and specialty pharmacy providers; and business intelligence-based performance management solutions for clinical, regulatory and financial aspects of the broader healthcare market. For more information about Mediware products and services, visit our website at www.mediware.com.

About Strategic Healthcare Group
Strategic Healthcare Group is the leading provider of blood management consulting, education and informatics solutions to drive sustainable value for quality-driven hospitals, healthcare systems and blood collection operations across the U.S. Hospitals using our Strategic Blood Management™ services have achieved significant reductions in blood utilization resulting in millions of dollars in cost savings through reduction of unnecessary transfusions while improving patient safety and the quality of care. Our methods are evidence based, patient centered, data driven and systems oriented.  Information is available at www.bloodmanagement.com

###

Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and  are intended to be covered by the safe harbor created thereby. Such forward-looking statements are not necessarily based on historical facts and involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to those disclosed in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company does not intend to, and undertakes no obligation to, update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time. The Company regularly posts important information to the investor relations section of its website.